UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

Teleflex Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 East Swedesford Road, Suite 400 Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 225-6800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 16, 2017, Teleflex Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the subsidiaries of the Company named as guarantors therein (the “Guarantors”), J.P. Morgan Securities LLC, on behalf of the several underwriters named therein (the “Underwriters”) and Guggenheim Securities, LLC as underwriter and independent underwriter, pursuant to which the Company agreed to sell $500.0 million aggregate principal amount of 4.625% Senior Notes due 2027 (the “Notes”). The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Offering”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-211276) as amended by Post-Effective Amendment No.1 thereto. On November 20, 2017, the Company issued and sold to the Underwriters $500.0 million aggregate principal amount of the Notes upon payment pursuant to the Underwriting Agreement.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company and the Guarantors have agreed to indemnify the Underwriters against certain liabilities and contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $491.2 million, after deducting the Underwriters’ discounts and commissions and estimated net offering expenses payable by the Company. The Company intends to use the net proceeds to repay approximately $491.2 million of borrowings under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

Indenture and Notes

Overview

On November 20, 2017, the Company issued the Notes pursuant to an indenture, dated as of May 16, 2016 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of November 20, 2017 (together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.

The Notes pay interest semi-annually on May 15 and November 15, commencing on May 15, 2018, at a rate of 4.625% per year, and mature on November 15, 2027.

Ranking

The Notes and the guarantees thereof are the Company’s and the Guarantors’ general unsecured senior obligations and rank pari passu in right of payment with all of the Company’s and the Guarantors’ existing and future senior obligations, including the Company’s 5.250% senior notes due 2024 and the Company’s 4.875% senior notes due 2026, and senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness. The Notes and the guarantees thereof are effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including all outstanding term loans and revolver borrowings under the Company’s credit agreement, to the extent of the value of the assets securing such indebtedness. The Notes and the guarantees are structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of the Company’s subsidiaries that do not guarantee the Notes.

Guarantees

The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Company’s existing and future wholly-owned domestic subsidiaries that is a guarantor or other obligor under the Company’s credit agreement and by certain of the Company’s other wholly-owned subsidiaries.

Optional Redemption

At any time prior to November 15, 2022 the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the greater of (1) 1.0% of the principal amount of the Notes and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at November 15, 2022 (as set forth in the table appearing below), plus (ii) all required interest payments due on the Notes through November 15, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Notes (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after November 15, 2022, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and additional interest (as described below), if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2022	102.313%
2023	101.542%
2024	100.771%
2025 and thereafter	100.000%

In addition, at any time prior to November 15, 2020, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture (including any additional notes) at a redemption price equal to 104.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided, that, at least 60% of the aggregate principal amount of Notes originally issued under the indenture (excluding notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; provided further that each such redemption occurs within 120 days of the date of closing of each such equity offering.

Change of Control

If the Company experiences certain change of control events coupled with a downgrade in the ratings of the Notes, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its subsidiaries to:

•	create certain liens;

•	enter into sale leaseback transactions; and

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the Company’s assets.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

* * *

The foregoing description of the Indenture, the Notes and the guarantees are qualified in its entirety by reference to the actual terms of the Indenture and the Notes, copies of which are attached as Exhibits 4.1, 4.2 and 4.3 hereto and are incorporated by reference herein.

In connection with this offering, the legal opinions as to the legality of the Notes and guarantees thereof are being filed as Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated November 16, 2017, by and among Teleflex Incorporated, the guarantors party thereto, J.P. Morgan Securities LLC and Guggenheim Securities, LLC. (filed herewith).

4.1	Indenture, dated May 16, 2016, by and between Teleflex Incorporated and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to the Company’s Form S-3 (File No 333-211276) filed on May 11, 2016 as amended by Post-Effective Amendment No.1 thereto).

4.2	Fourth Supplemental Indenture, dated November 20, 2017, by and among Teleflex Incorporated, the guarantors party thereto and Wells Fargo Bank, National Association (filed herewith).

4.3	Form of 4.625% Senior Note due 2027 (included in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed herewith).

5.2	Opinion of James J. Leyden, Vice President, General Counsel and Secretary of Teleflex Incorporated (filed herewith).

5.3	Opinion of Ballard Spahr LLP (filed herewith).

5.4	Opinion of Dorsey & Whitney LLP (filed herewith).

5.5	Opinion of A&L Goodbody (filed herewith).

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of James J. Leyden (included in Exhibit 5.2).

23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.3).

23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.4)

23.5	Consent of A&L Goodbody (included in Exhibit 5.5)

EXHIBIT INDEX

1.1	Underwriting Agreement, dated November 20, 2017, by and among Teleflex Incorporated, the guarantors party thereto, J.P. Morgan Securities LLC and Guggenheim Securities, LLC. (filed herewith).

4.1	Indenture, dated November 20, 2017, by and between Teleflex Incorporated and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to the Company’s Form S-3 (File No 333-211276) filed on May 11, 2016 as amended by Post-Effective Amendment No.1 thereto).

4.2	Fourth Supplemental Indenture, dated November 20, 2017, by and among Teleflex Incorporated, the guarantors party thereto and Wells Fargo Bank, National Association (filed herewith).

4.3	Form of 4.625% Senior Note due 2027 (included in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed herewith).

5.2	Opinion of James J. Leyden, Vice President, General Counsel and Secretary of Teleflex Incorporated (filed herewith).

5.3	Opinion of Ballard Spahr LLP (filed herewith).

5.4	Opinion of Dorsey & Whitney LLP (filed herewith).

5.5	Opinion of A&L Goodbody (filed herewith).

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of James J. Leyden (included in Exhibit 5.2).

23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.3).

23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.4)

23.5	Consent of A&L Goodbody (included in Exhibit 5.5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2017

TELEFLEX INCORPORATED

By:	/s/ Jake Elguicze
Name:	Jake Elguicze
Title:	Treasurer and Vice President, Investor Relations